Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-198187, 333-197249, 333-197124, 333-193825, 333-190527, 333-157643, 333-132843, 333-138254, 333-129886, 333-129016 and 333-176395) on Form S-8, Registration Statements (Nos. 333-157123, 333-147391, and 333-174650) on Form S-3, and Registration Statements (Nos. 333-194938 and 333-190902) on Form S-4 of Fidelity National Financial, Inc. of our reports dated February 23, 2016, with respect to the Consolidated Balance Sheets of Fidelity National Financial, Inc. as of December 31, 2015 and 2014, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Equity, and Cash Flows for each of the years in the three-year period ended December 31, 2015, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Fidelity National Financial, Inc.

/s/ KPMG LLP

Jacksonville, Florida
February 23, 2016
Certified Public Accountants